UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 30, 2018

ORION ENERGY SYSTEMS, INC.

(Exact name of registrant as specified in its charter)

Wisconsin	01-33887	39-1847269
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2210 Woodland Drive, Manitowoc, Wisconsin

(Address of principal executive offices, including zip code)

(920) 892-9340

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c)

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 1.01	Entry into a Material Definitive Agreement.

Amendment to Credit and Security Agreement

On March 30, 2018, Orion Energy Systems, Inc. (the “Company”) and certain of its subsidiaries entered into an amendment (the “Third Amendment”) to the Company’s existing Credit and Security Agreement, dated as of February 6, 2015, as amended by the First Amendment, dated December 27, 2016 and the Second Amendment, dated November 21, 2017 (collectively, the “Existing Credit Agreement” and, as amended by the Third Amendment, the “Credit Agreement”), by and among the Company, the subsidiary borrowers party thereto, the subsidiary guarantors party thereto and Wells Fargo Bank, National Association. The Third Amendment amended the Existing Credit Agreement to, among other things:

•	Extend the maturity date thereunder from February 6, 2019 to February 6, 2021; and

•	Provide for a reduction of the excess availability reserve under the Credit Agreement (initially $5,000,000) to $1,000,000 in the event that the Company maintains a fixed charge coverage ratio (as defined in the Credit Agreement) of at least 1.10 to 1.00 as of each month end for at least six consecutive months (measured as of each month end on a trailing twelve month basis).

The foregoing is a summary of the Third Amendment and is qualified in its entirety by reference to the full text of the Third Amendment, a copy of which is filed herewith as Exhibit 10.1 and incorporated herein by reference.

Item 2.03	Entry into a Material Definitive Agreement.

The information disclosed above under Item 1.01 is incorporated herein by reference.

Item 9.01(d)	Financial Statements and Exhibits.

Exhibit 10.1    Third Amendment to Credit Agreement and Security Agreement, dated as of March  30, 2018, by and among Orion Energy Systems, Inc., the subsidiary Borrowers party thereto, the subsidiary Guarantors party thereto and Wells Fargo Bank, National Association.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ORION ENERGY SYSTEMS, INC.

Date: April 5, 2018	By:	/s/ William T. Hull
William T. Hull
Chief Financial Officer

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